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                                                                        (a)(26)

                               ING EQUITY TRUST

             CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND
                            REDESIGNATION OF SERIES

                          Effective: February 1, 2007

   The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.3, of the Trust's Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

   1. The "ING Principal Protection Fund II" is redesignated the "ING Index Plus LargeCap Equity Fund II."

   IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.


/s/ John V. Boyer                     /s/ Jock Patton
------------------------------------  -----------------------------------
John V. Boyer, as Trustee             Jock Patton, as Trustee

/s/ Patricia W. Chadwick              /s/ Sheryl K. Pressler
------------------------------------  -----------------------------------
Patricia W. Chadwick, as Trustee      Sheryl K. Pressler, as Trustee

/s/ J. Michael Earley                 /s/ David W.C. Putnam
------------------------------------  -----------------------------------
J. Michael Earley, as Trustee         David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein             /s/ John G. Turner
------------------------------------  -----------------------------------
R. Barbara Gitenstein, as Trustee     John G. Turner, as Trustee

/s/ Patrick W. Kenny                  /s/ Roger B. Vincent
------------------------------------  -----------------------------------
Patrick W. Kenny, as Trustee          Roger B. Vincent, as Trustee